UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

LOGICBIO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, 2nd Floor Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

(617) 245-0399 (Registrant’s telephone number, including area code)
n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2). Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by LogicBio Therapeutics, Inc., a Delaware corporation (the “Company”), on October 3, 2022, the Company entered into an Agreement and Plan of Merger, dated as of October 3, 2022 (the “Merger Agreement”), by and among the Company, Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Camelot Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer to purchase, subject to the prior satisfaction of the Minimum Tender Condition, the Injunction Condition and the Key Employee Conditions (each as defined in the Merger Agreement) and the satisfaction or waiver of certain other conditions, any and all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of the Company at a price of $2.07 per Share, to the seller in cash, without interest (the “Offer Price”), less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 18, 2022 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and other related materials, each as amended, supplemented or otherwise modified from time to time prior to the date hereof, constitute the “Offer”).

The Offer and related withdrawal rights expired at one minute following 11:59 p.m., New York City time, on Tuesday, November 15, 2022 (the “Offer Expiration Time”). Computershare Trust Company, N.A., the depositary and paying agent for the Offer, has advised Parent and Purchaser that, as of the Offer Expiration Time, 26,951,294 Shares (excluding the Shares tendered pursuant to guaranteed delivery procedures that were not yet “received,” as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (as amended, the “DGCL”)) had been validly tendered (and not validly withdrawn) pursuant to the Offer, representing approximately 81.76% of the issued and outstanding Shares as of the Offer Expiration Time. Accordingly, the Minimum Tender Condition has been satisfied. As a result of the satisfaction of the Minimum Tender Condition and each of the other conditions to the Offer, including the Injunction Condition and the Key Employee Conditions, on November 16, 2022, Purchaser irrevocably accepted for payment all Shares that were validly tendered (and not validly withdrawn) pursuant to the Offer as of the Offer Expiration Time and will as promptly as practicable (and in any event within two business days) pay for such Shares in accordance with the terms of the Offer.

On November 16, 2022, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser was merged with and into the Company (the “Merger”), without a vote of the Company’s stockholders, with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”) and as a result thereof, each Share issued and outstanding immediately prior to the Effective Time (other than Shares (a) irrevocably accepted for purchase by Purchaser in the Offer, (b) owned by the Company (including as treasury stock) or owned by any direct or indirect wholly owned subsidiary of the Company, in each case immediately prior to the Effective Time, (c) owned by Parent or Purchaser or any direct or indirect wholly owned subsidiary of Parent or (d) held by holders who were entitled to demand appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) were cancelled and converted into the right to receive the Offer Price in cash (without interest and less any applicable withholding taxes) (the “Merger Consideration”). Shares described in clauses (a), (b) and (c) were automatically cancelled and retired and ceased to exist at the Effective Time and are not exchangeable for the Merger Consideration. Shares described in clause (d) entitle their holders only to the rights granted to them under Section 262 of the DGCL.

In addition, pursuant to the Merger Agreement, each outstanding option to acquire Shares (each, an “Option”) that was (a) (i) vested as of immediately prior to the Effective Time or (ii) held by any non-employee director of the Company was cancelled in exchange for the right to receive an amount in cash, equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Option, multiplied by the aggregate number of Shares subject to such Option immediately before the Effective Time, subject to any required withholding of taxes, which is payable promptly following the Effective Time and in no case later than the second regularly scheduled payroll following the Effective Time, (b) unvested and held by a Non-Executive Holder (as defined in the Merger Agreement) that would have (i) its first vesting date on March 1, 2023 or June 1, 2023 was cancelled in exchange for the right to receive an amount in cash, equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Option, multiplied by the aggregate number of Shares with respect to which such Option would have vested prior to November 30, 2023, subject to any required withholding of taxes, and such cash amount will be payable promptly following March 1, 2023 and in no case later than the second regularly scheduled payroll of the Company following March 1, 2023, subject to continued employment through March 1, 2023 and (ii) vested after November 30, 2023 was cancelled in exchange for the right to receive an amount in cash, equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Option, multiplied by the aggregate number of Shares subject to such Option with respect to which such Option would have vested after November 30, 2023, subject to any required withholding of taxes, and such cash amount will be payable promptly following December 1, 2023 and in no case later than the second regularly scheduled payroll of the Company following December 1, 2023, subject to continued employment through December 1, 2023 and (c) unvested and held by an Executive Employee (as defined in the Merger Agreement) that would have vested (i) prior to November 2023 was cancelled in exchange for the right to receive an amount in cash, equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Option, multiplied by the aggregate number of Shares subject to such Option, subject to any required withholding of taxes, and such cash amount will be payable promptly following March 1, 2023 and in no case later than the second regularly scheduled payroll following March 1, 2023, subject to continued employment through March 1, 2023, (ii) after October 2023 and prior to November 2025 was cancelled in exchange for a restricted stock unit award (each, an “Assumed RSU Award”) with respect to a number of Parent Holdco ADSs (as defined in the Merger Agreement), equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Option, multiplied by the aggregate number of Shares subject to such Option, divided by the Parent Holdco ADS Price (as defined in the Merger Agreement), vesting in two equal annual installments on November 1, 2023 and November 1, 2024, subject to continued employment through each vesting date and (iii) after October 2025 was cancelled in exchange for an Assumed RSU Award with respect to a number of Parent Holdco ADSs, equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Option, multiplied by the aggregate number of Shares subject to such Option, divided by the Parent Holdco ADS Price, vesting on November 1, 2025, subject to continued employment through November 1, 2025; provided that any consideration provided in exchange for Options (whether cash or Assumed RSU Awards in respect of Parent Holdco ADSs) that is subject to employment through applicable vesting dates will accelerate and fully vest upon the holder of an Option being terminated without Cause (as defined in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on October 18, 2022), subject to such holder’s execution of an effective release of claims in favor of Parent; provided, further that any Option with a per-share exercise price equal to or greater than the Merger Consideration was cancelled for no consideration.

Immediately prior to the Effective Time, each outstanding warrant to purchase Shares that had not yet been exercised as of immediately prior to the Effective Time automatically expired in accordance with its terms.

Item 1.02 Termination of a Material Definitive Agreement.

On November 16, 2022, the Company terminated that certain Loan and Security Agreement, dated July 2, 2019, among Oxford Finance LLC, as collateral agent, the lenders party thereto, the Company and LogicBio Australia Pty Limited, as amended, modified, supplemented, restated or amended and restated through the date of the Merger Agreement, and repaid all the outstanding obligations in respect of principal, interest and fees thereunder.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2022, the Company notified The Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger, and requested that Nasdaq (a) suspend trading of the Shares before the opening of trading on November 16, 2022 and (b) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of the Shares and to deregister the Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders

The information contained in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered (and not validly withdrawn) pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on November 16, 2022, a change in control of the Company occurred and the Company is now a wholly owned subsidiary of Parent.

The information contained in the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, each of Frederic Chereau, Leon Chen, Mark Enyedy, J. Jeffrey Goater, Susan R. Kahn, Daphne Karydas, Mark Kay, Richard Moscicki and Michael Wyzga ceased to serve on the Company’s board of directors and the committees of the Company’s board of directors and each of Frederic Chereau, Josh Blacher, Daniel Gruskin and Mariana Nacht ceased to be executive officers of the Company. Frederic Chereau and Mariana Nacht will continue to be employed by Parent.

Further, pursuant to the Merger Agreement and effective immediately after the Effective Time, the officers and directors of Purchaser as of immediately prior to the Effective Time became the officers and directors of the surviving corporation. Information regarding the new officers and directors of the Company has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO filed with the SEC on October 18, 2022, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and its bylaws were amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company as currently in effect are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
2.1	Agreement and Plan of Merger, dated October 3, 2022, by and among LogicBio Therapeutics, Inc., Alexion Pharmaceuticals, Inc. and Camelot Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of LogicBio Therapeutics, Inc. filed with the SEC on October 3, 2022)
3.1*	Fifth Amended and Restated Certificate of Incorporation of LogicBio Therapeutics, Inc.
3.2*	Amended and Restated Bylaws of LogicBio Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 16, 2022	LOGICBIO THERAPEUTICS, INC.

	By:	/s/ David E. White
		Name:	David E. White
		Title:	Treasurer